SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

FIRST GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

400 East Thomas Street		70401
Hammond, Louisiana		(Zip Code)
(Address of principal executive offices)

(985) 345-7685
(Registrant's telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

On November 9, 2007, the Company issued a press release announcing the signing of a definitive agreement under which the Company will acquire First Community Holding Company for approximately $19 million in cash.  The full text of the Company’s press release is attached as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits.

The following Exhibits are attached as part of this report:

99.1	Joint press release of First Guaranty Bancshares, Inc. and First Community Holding Company, dated November 9, 2007, announcing the signing of a definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)

Date:  November 9, 2007                                                                      By:  /s/ Michele E. LoBianco
                                                                 Michele E. LoBianco
                                                                 Secretary and Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release of First Guaranty Bancshares, Inc. and First Community Holding Company, dated November 9, 2007, announcing the signing of a definitive agreement.